                                                                     Exhibit 3.1


                          CERTIFICATE OF INCORPORATION

                                       OF

                               TBC FINANCIAL, INC.


         FIRST. The name of this corporation is TBC FINANCIAL, INC.

         SECOND. Its registered office and place of business in the State of Delaware is to be located at 49 Bancroft Mills, Unit P15, New Castle County, Wilmington, Delaware 19806. The Registered Agent in charge thereof is Andrew M. Lubin.

         THIRD.    The nature of the business and, the objects and purposes
proposed to be transacted, promoted and carried on, are to do any or all the things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

         The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH.    The corporation shall be  authorized to issue One Thousand
Shares (1,000) Shares at $0.01 Par Value.

         FIFTH.     The name and address of the incorporator is as follows:
Lisa D. Schumm, 1521 Locust Street, 8th Floor, Philadelphia, PA 19102.

         SIXTH.     The Directors shall have power to make and to alter or
amend the By-laws; to fix the amount to be reserved as working capital, and to authorize and cause to be executed, mortgages and liens without limit as to the amount, upon the property and franchise of this Corporation.

         With the consent in writing, and pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, the directors shall have authority to dispose, in any manner, of the whole property of this corporation.

         The By-laws shall determine whether and to what extent the accounts and books of this corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholders shall have any right of inspecting any account, or book, or document of this Corporation, except as conferred by the law or the By-laws, or by resolution of the stockholders.

         The stockholders and directors shall have power to hold their meetings and keep the books, documents and papers of the corporation outside of the State of Delaware, at such places as may be from time to time designated by the By-laws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.

         It is the intention that the objects, purposes and powers specified in the third paragraph hereof shall, except where otherwise specified in said paragraph, be nowise limited or restricted by reference to or inference from the terms of any other clause or paragraph in this Certificate of Incorporation, but that the objects, purposes and powers specified in the third paragraph and in each of the clauses or paragraphs of this charter shall be regarded as independent objects, purposes and powers.

         SEVENTH.    No director of the Corporation shall be liable to the
Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or
(iv) for any transaction from which the director derived an improper personal benefit.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this July 20, 1999.



                                             /s/ Lisa D. Schumm
                                           -------------------------------------
                                           LISA D. SCHUMM             (Seal)
                                           INCORPORATOR

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                               TBC FINANCIAL, INC.


         TBC FINANCIAL, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), DOES HEREBY CERTIFY:

         FIRST: That by written consent of the incorporator, a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Company. The resolution setting forth the amendment is as follows:

                RESOLVED, that Article FIRST of the Certificate of Incorporation of the Company be amended so that the same as amended would read as follows:

                   FIRST. The name of the corporation is The Bancorp.com, Inc.

                RESOLVED, that Article FOURTH of the Certificate of Incorporation of the Company be amended so that the same as amended would read as follows:

                   FOURTH. The corporation shall be authorized to issue
                           Twenty Million (20,000,000) Shares of common stock at $0.01 Par Value.

         SECOND: That the Company has not received any payment for any of its stock.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by Lisa D. Schumm, its incorporator, this 27th day of July, 1999.

                                           TBC FINANCIAL, INC.


                                            By:  /s/ Lisa D. Schumm
                                               ---------------------------------
                                                 Lisa D. Schumm, Incorporator

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              THE BANCORP.COM, INC.
                      -------------------------------------

         THE BANCORP.COM, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware
(the "Company"), does hereby certify:

         FIRST: That by written consent of the board of directors dated May 10, 2001, a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Company, declaring said amendment to be advisable and calling for consideration of said proposed amendment by the stockholders of the Company. The resolution setting forth the amendment is as follows:

                  RESOLVED, that Article FOURTH of the Certificate of Incorporation of the Company be amended so that the same, as amended, reads as follows:

                           FOURTH: The Corporation shall be authorized to issue Twenty Million (20,000,000) shares of Common Stock at $.01 par value, and Five Million (5,000,000) shares of Preferred Stock at $.01 par value. The board of Directors of the Corporation is hereby expressly vested with the authority, by resolution, from time to time to divide the Preferred Stock of the Corporation into one or more classes, series, or series within a class, to fix and determine the variable rights or preferences of any class or series so established and to change redeemed or reacquired shares of any one series within a class thereof into shares of another series.

         SECOND: That thereafter, pursuant to the resolution of the board of directors, the proposed amendment was submitted to and approved by the stockholders of the Company at a meeting of the stockholders held May 23, 2001.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by Betsy Z. Cohen, its Chief Executive Officer, this 7th day of June, 2001.

                                           THE BANCORP.COM, INC.

                                           By:  /s/ Betsy Z. Cohen
                                             -----------------------------------
                                                Betsy Z. Cohen

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              THE BANCORP.COM, INC.
                      -------------------------------------

         THE BANCORP.COM, INC. corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), does hereby certify:

         FIRST: That by written consent of the board of directors dated September 25th, 2002, a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Company, declaring said amendment to be advisable and calling for consideration of said proposed amendment by the stockholders of the Company. The resolution setting forth the amendment is as follows:

                  RESOLVED, that Article FIRST of the Certificate of Incorporation of the Company be amended so that the same, as amended, reads as follows:

                        FIRST. The name of this corporation is THE BANCORP, INC.


         SECOND: That thereafter, pursuant to the resolution of the board of directors, the proposed amendment was approved by the stockholders of the Company on September 25, 2002.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by Frank Mastrangelo, its President, this 7th day of October, 2002.


                                            THE BANCORP.COM, INC.


                                            By:  /s/ Frank Mastrangelo
                                               ---------------------------------
                                                 Frank Mastrangelo
                                                 President